UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2021

McAfee Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39651	84-2467341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6220 America Center Drive, San Jose, CA		95002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 622-3911

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	MCFE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 13, 2021, McAfee, LLC (the “Company”), a subsidiary of McAfee Corp. (the “Corporation”) entered into a Purchase and Sale Agreement (the “Agreement”) with Capital Commercial Investments, Inc. (“Purchaser”) pursuant to which the Company will sell its property at 5000 Headquarters Drive, Plano, Texas 75024, for a purchase price of $31,650,000. Pursuant to the terms of the Agreement, upon closing the Company will enter into a lease agreement for a limited portion of the facility to use for transitional purposes through April 30, 2022. Consummation of the sale is subject to successful due diligence and customary closing conditions. The Corporation can make no assurances that the transaction will close at the price listed or at all.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the text of the Agreement, a copy of which is expected to be filed as an exhibit to the Corporation’s quarterly report on Form 10-Q for the quarter ending September 25, 2021.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2021, the Board of Directors (the “Board”) of the Corporation appointed Gunther Bright to the Board. Bright’s initial term as a director will expire at the Corporation’s 2022 annual meeting of stockholders. Bright will serve on the Audit Committee of the Board. The Corporation intends to enter into a standard form of indemnification agreement with Bright, in the form that is filed as Exhibit 10.36 to the Company’s Registration Statement on Form S-1 (File No. 333- 249101), filed with the Securities and Exchange Commission on October 13, 2020.

Gunther Bright has served as Executive Vice President and General Manager of Global and U.S. Large Enterprises at American Express since 2020. Prior to this role, Bright served as Executive Vice President and General Manager of the Merchant Services business of American Express from 2014 to 2020. Bright has served on the board of Warburg Pincus Capital Corp. I-B since June 2021. Bright currently serves as an Executive Committee Member of the Junior Achievement of New York Board of Directors, Vice Chairman and Executive Committee Member of the Alvin Ailey American Dance Theater Board of Trustees, and a member of the Executive Leadership Council. Bright received his Bachelor of Arts degree in Economics from Pace University and completed an Advanced Executive Management Program at the Wharton School.

A copy of the press release, dated September 16, 2021, announcing Gunther Bright’s appointment, is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated September 16, 2021

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McAfee Corp.

Date: September 16, 2021	By:	/s/ Venkat Bhamidipati
Venkat Bhamidipati
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)